UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Udemy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40956	27-1779864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 813-1710

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	UDMY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2025, Udemy, Inc. (the “Company”) entered into an acceleration agreement (the “Acceleration Agreement”) with Hugo Sarrazin, the Company’s President and Chief Executive Officer, intended to mitigate Mr. Sarrazin’s tax exposure under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, with respect to certain payments that will or may become payable to Mr. Sarrazin in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 17, 2025, entered into between the Company, Coursera, Inc. and certain other parties. The Acceleration Agreement provides for the following benefits:

•

a portion of Mr. Sarrazin’s 2025 target annual bonus (the “Target Annual Bonus”) in an amount equal to $362,466, less applicable withholdings, will be paid prior to the end of calendar year 2025 (the “Accelerated Bonus”); and

•

immediate vesting of 354,014 Company restricted stock units (the “Accelerated RSUs”) subject to the award originally granted to Mr. Sarrazin in connection with his appointment as President and Chief Executive Officer (the “New Hire Award”), which were originally scheduled to vest as of March 12, 2026 (the “Original Vesting Date”).

Each of the Accelerated Bonus and the Accelerated RSUs are subject to repayment or forfeiture, as applicable, on after-tax basis, to the Company if Mr. Sarrazin resigns from his employment with the Company for any reason or his employment is terminated by the Company for Cause (as defined in the Change in Control and Severance Agreement previously entered into between Mr. Sarrazin and the Company), (i) with respect to the Accelerated Bonus, prior to the date on which 2025 annual bonuses are actually paid to similarly situated Company executives, and (ii) with respect to the Accelerated RSUs, prior to the Original Vesting Date (collectively, the “Forfeiture Provision”). As a result of the Forfeiture Provision, the economic value and vesting of Mr. Sarrazin’s Target Annual Bonus and New Hire Award, as applicable, will remain materially the same.

The foregoing description of the Acceleration Agreement in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Acceleration Agreement by and between Hugo Sarrazin and Udemy, Inc., dated as of December 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UDEMY, INC.

Date: December 22, 2025	By:	/s/ Ken Hirschman
Ken Hirschman General Counsel